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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                            State of
                                                          Incorporation
                                                               or
Wholly-Owned Subsidiaries of the Registrant               Organization
-------------------------------------------               ------------

Rouge Steel Company                                         Delaware

QS Steel Inc.                                               Michigan

Eveleth Taconite Company                                    Minnesota